UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 23, 2009

NationsHealth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50348	06-1688360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13630 N. W. 8th Street, Suite 210, Sunrise, Florida		33325
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-903-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.01 described herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 5.01 described herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 5.01 described herein.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 5.01 described herein.

Item 3.03 Material Modifications to Rights of Security Holders.

See Item 5.01 described herein.

Item 5.01 Changes in Control of Registrant.

On July 23, 2009 (the "Effective Time"), NationsHealth, Inc., a Delaware corporation ("NationsHealth" or the "Company"), completed the merger that is the subject of the Agreement and Plan of Merger, dated April 30, 2009 (the "Merger Agreement"), by and among NationsHealth, ComVest NationsHealth Holdings, LLC, a Delaware limited liability company ("Parent"), and a wholly owned subsidiary of ComVest Investment Partners III, L.P., a Delaware limited partnership ("ComVest"), and NationsHealth Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"). As a result of that transaction, Merger Sub merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation in the Merger, as a privately held entity (the "Surviving Corporation").

At the Effective Time, (a) all of the issued and outstanding common stock of the Company, including outstanding shares of restricted stock, all of which vested at the Effective Time ("Common Stock"), other than shares of the Company’s Common Stock held by certain members of the Company’s management, certain stockholders, and certain members of the Company’s Board of Directors, were converted into the right to receive a cash amount equal to $0.12 per share (the "Aggregate Merger Consideration"), (b) all of the outstanding options to purchase shares of the Company’s Common Stock were converted into the right to receive a cash amount equal to the difference between $0.12 per share and the exercise price (if less than $0.12 per share) of each option (all of such the options are "out-of-the-money" and were terminated on or before the Effective Time with no consideration paid to any option holder), and (c) all of the outstanding warrants to purchase the Company’s Common Stock were cancelled (other than the Bridge Loan Warrants and Waiver Warrants (each as defined below), which automatically expired at the Effective Time).

Preferred Stock Investment and Preferred Stock Investment Option

At the Effective Time, Parent made a $5.0 million investment in the Company in exchange for 41,666,667 shares of the Surviving Corporation’s Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") at $0.12 per share (the "Preferred Stock Investment"), the proceeds of which were used to fund the Aggregate Merger Consideration pursuant to the Merger Agreement and to pay the remaining transaction fees and will also be used for the Company’s general business purposes, working capital, growth capital and capital expenditures.

Third Amended and Restated Certificate of Incorporation

At the Effective Time, the Company’s Third Amended and Restated Certificate of Incorporation became effective, which provides for the rights, preferences and privileges of the holders of the Surviving Corporation’s Series A Preferred Stock and Common Stock, the composition of the Surviving Corporation’s board of directors, voting rights of certain stockholders of the Surviving Corporation, and the indemnification of the Surviving Corporation’s officers and directors.

Amended and Restated Bylaws

At the Effective Time, the Company’s Amended and Restated Bylaws became the bylaws of the Surviving Corporation and provide for the powers, duties and responsibilities of the Surviving Corporation’s officers and directors.

Bridge Loan and Bridge Note

At the Effective Time, the outstanding principal amount of the Bridge Loan and Security Agreement, dated April 30, 2009 (the "Bridge Loan"), pursuant to which the Company, NationsHealth Holdings, LLC, United States Pharmaceutical Group, L.L.C., Diabetes Care & Education, Inc., and National Pharmaceuticals and Medical Products (USA), LLC (collectively, the "Borrowers" or the "Issuers") issued to Parent a 10% Secured Convertible Subordinated Promissory Note, dated April 30, 2009, in the aggregate principal amount of $3.0 million (the "Bridge Note"), was automatically converted into 23,333,333 shares of the Surviving Corporation’s Series A Preferred Stock at $0.12 per share in accordance with the terms and conditions set forth in the Merger Agreement, the Bridge Loan and the Bridge Note, and the Bridge Loan Warrants, which warrant to acquire 1,000,000 shares of the Company’s Common Stock, were issued to Parent in connection with the Bridge Loan, became null and void and of no further force and effect.

Management Agreement

At the Effective Time, that certain Management Agreement, dated April 30, 2009, entered into by ComVest and the Company (the "Management Agreement") became effective, pursuant to which ComVest shall provide management and advisory services to the Company. Under the terms of the Management Agreement, beginning on the first anniversary of the Effective Time, ComVest shall be paid by the Company a management fee equal to $25,000 per month and under certain circumstances upon consummation of an acquisition, a fee equal to 2% of the aggregate enterprise value of such acquisition.

Waivers and Consents

In connection with the transactions contemplated by the Merger Agreement, the Bridge Loan and the Bridge Note, the Company requested and CapitalSource Finance, LLC ("CapitalSource") and the MHR Capital Partners Master Account, LP ("Master Account"), MHR Capital Partners (100) LP ("Capital Partners (100)"), and OTQ LLC ("OTQ", and together with Master Account and Capital Partners (100) (the "MHR Lenders") agreed, as holders of existing indebtedness under the Company’s credit facility and outstanding $15.0 million aggregate principal amount of the 7-3/4% Convertible Secured Notes, dated February 28, 2005, February 28, 2005 and February 5, 2007, respectively, issued in favor of the MHR Lenders (collectively, the "Prior Notes"), subject to the satisfaction or waiver of certain conditions, to provide and enter into (a) the Consent, Waiver, Joinder and Eighth Amendment to Third Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated April 30, 2009, by and among the Borrowers and CapitalSource (the "CapitalSource Waiver and Consent"), (b) the Limited Waiver and Consent to Convertible Secured Notes, dated April 30, 2009, by and among the Issuers and the MHR Lenders (the "MHR Waiver and Consent"), (c) the Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated April 30, 2009, between the Borrowers and CapitalSource, individually and as agent (the "Fourth Amended and Restated Credit Agreement"), (d) the First Amended and Restated 7-3/4% Convertible Secured Notes, dated April 30, 2009, in favor of the MHR Lenders in an aggregate principal amount of $15,000,000 (collectively, the "Notes"), and (e) the Second Amended and Restated Notes (as defined below), pursuant to which CapitalSource’s and the MHR Lenders’ respective loans would remain in existence on substantially similar terms and conditions following the Effective Time (the "Rollover Financing").

The CapitalSource Waiver and Consent and the Fourth Amended and Restated Credit Agreement provide, among other things and subject to the satisfaction of the conditions precedent in the Fourth Amended and Restated Credit Agreement, a waiver of a change of control that would result from the Merger as of the Effective Time.

Pursuant to the MHR Waiver and Consent, the MHR Lenders agreed, subject to satisfaction of certain conditions, to provide certain waivers, consents and modifications, including a waiver of certain events of default and cross-defaults that would occur under the Prior Notes as a result of the execution of the Merger Agreement and a waiver of certain redemption rights in the event of a change of control under the Prior Notes as a result of the execution of the Merger Agreement or under the Notes upon the consummation of the Merger. In exchange for the MHR Waiver and Consent, the Issuers and the MHR Lenders agreed, among other things, (a) to enter into the Notes in exchange for the Prior Notes, effective as of April 30, 2009, to, among other things, modify certain restrictive covenants, and to issue to the MHR Lenders certain warrants to purchase shares of the Company’s Common Stock (the "Waiver Warrants"), (b) to further amend and restate the Notes effective as of the Effective Time in the form of the Second Amended and Restated Notes to, among other things, further amend certain restrictive covenants, delete certain redemption provisions and reduce the change of control premium and to issue to the MHR Lenders certain warrants to purchase the Surviving Corporation’s Common Stock (the "Merger Warrants"), and (c) to effect the Exchange and Rollover Agreement (defined below) and enter into the Preferred Stock Investment Documents.

Fourth Amended and Restated Credit Agreement with CapitalSource

The Fourth Amended and Restated Credit Agreement maintained the $10,000,000 revolving credit facility (the "Revolving Loan") and the multi-draw term loan (the "Term Loan") in the original principal amount of $7,000,000. The Term Loan was utilized to finance the acquisition of providers of diabetic supplies, and the Company is no longer permitted to make any draws under such facility. The terms of the Fourth Amended and Restated Credit Agreement are similar to those contained in the Third Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of April 11, 2007, between the Borrowers and CapitalSource, except that, among other things, the financial covenants set forth in the Fourth Amended and Restated Credit Agreement have been modified to provide that the Borrowers will comply with a certain set of financial covenants prior to the Effective Time and a certain set of financial covenants after the Effective Time. Prior to the Effective Time, the Borrowers were required to comply with Minimum EBITDA, Fixed Charge Coverage Ratio, Cash Velocity, Active Diabetes Customers, and Minimum Liquidity covenants. After the Effective Time, the Minimum EBITDA covenant has been removed and a new Permitted Acquisition Expenditures covenant has been added to the Fourth Amended and Restated Credit Agreement, which provides the Company with greater flexibility in making acquisitions in the healthcare industry. Interest on the outstanding principal balance of the Revolving Loan is payable monthly at an annual rate of prime plus 3.0%, and interest on the outstanding principal balance of the Term Loan is payable monthly at an annual rate of prime plus 6.0%. In each case, the minimum prime rate will be the per annum rate of 5.25%. Payment of the principal balance outstanding under the Term Loan is to be made on a straight-line basis, according to an amortization schedule, in 29 consecutive monthly installments, which commenced on January 1, 2008. The Term Loan matures on April 30, 2010, and the Revolving Loan matures on April 30, 2011, unless extended or terminated by CapitalSource in accordance with the terms of the Fourth Amended and Restated Credit Agreement.

Second Amended and Restated Notes and Merger Warrants with the MHR Lenders

Pursuant to the MHR Waiver and Consent, as of the Effective Time, the Issuers issued the Second Amended and Restated 7 3/4% Convertible Secured Notes (the "Second Amended and Restated Notes") in exchange for the Notes. The Second Amended and Restated Notes contain terms substantially similar to the Notes; provided that, among other things, the Premium Redemption Price was reduced to 105%, and the MHR Lenders agreed to waive certain redemption payments payable by the Company to the MHR Lenders due in February 2010.

At the Effective Time, the Merger Warrants were issued and became exercisable at an exercise price of $0.12 per share (subject to adjustments), and will remain exercisable until 5:00 p.m. Eastern time on the 8th anniversary following the date on which the Merger Warrants were issued. The Merger Warrants are exercisable into shares of the Surviving Corporation’s Common Stock equal to 10% of the total number of shares of the Surviving Corporation’s Common Stock on a fully diluted basis immediately following the Effective Time.

As of the Effective Time and contemporaneously with the issuance of the Merger Warrants, the Waiver Warrants held by the MHR Lenders were deemed null and void and of no further force and effect.

Exchange and Rollover Agreement

Contemporaneously with the execution of the Merger Agreement, certain members of senior management of the Company (the "Senior Managers") and, in connection with the Rollover Financing and as contemplated by the MHR Waiver and Consent, the MHR Lenders and their affiliates (collectively, the "MHR Holders"), entered into an Exchange and Rollover Agreement, dated April 30, 2009, with Parent, Merger Sub and the Company (the "Exchange and Rollover Agreement"), whereby immediately before the Effective Time, the Senior Managers, the MHR Holders, and certain other members of the Company’s management (collectively, the "Rollover Stockholders") exchanged their respective shares of the Company’s Common Stock for the same number of shares of non-voting common stock of Merger Sub and, at the Effective Time, and immediately after such exchange, each share of voting common stock of Merger Sub (held solely by Parent) and each share of non-voting common stock of Merger Sub (held by the Rollover Stockholders) issued and outstanding immediately prior to the Effective Time was converted into and become one share of common stock of the Surviving Corporation.

Preferred Stock Investment Documents

To fund the Aggregate Merger Consideration, the Company and Parent entered into the Series A Preferred Stock Purchase Agreement (the "Series A Preferred Stock Purchase Agreement"), which became effective at the Effective Time.

In furtherance of the transactions contemplated by Series A Preferred Stock Purchase Agreement, and in order to set forth the relative rights of the holders of the Surviving Corporation’s Series A Preferred Stock and common stock, Parent, the MHR Holders, Mark Lama, and the Senior Managers entered into the following agreements, each of which became effective upon the Effective Time: (a) the Right of First Refusal and Co-Sale Agreement, by and among Parent, the Company, the MHR Holders, the Senior Managers, Mark Lama, and RGGPLS, LLC, (b) the Investor Rights Agreement, by and among Parent, the Company, the MHR Holders, the Senior Managers, Mark Lama, and RGGPLS, LLC, and (c) the Voting Agreement, by and among Parent, the Company, the MHR Holders, the Senior Managers, Mark Lama, and RGGPLS, LLC.

Employment Agreements

As part of the transactions contemplated by the Merger Agreement, the Company entered into (a) an employment agreement with each of Glenn Parker, Lewis Stone and Timothy Fairbanks, each a pre-Merger officer of the Company, that replaced each of their respective pre-Merger employment agreements and became effective at the Effective Time, and (b) an employment agreement with Mark Lama, a new employee of the Company affiliated with ComVest. The employment agreements became effective upon the Effective Time.

Appointment of Directors and Officers

Immediately following the Effective Time, the following persons were elected as directors of the Surviving Corporation: Michael Falk, Jose Gordo, Marshall Griffin, Glenn M. Parker, M.D., Mark H. Rachesky, M.D. and Cecilio Rodriguez.

Immediately following the Effective Time, the following persons were appointed as officers of the Surviving Corporation: Glenn M. Parker, M.D., Chief Executive Officer and President; Timothy Fairbanks, Chief Financial Officer, Vice President, Treasurer, and Secretary; Lewis Stone, Chief Information Officer and Assistant Secretary; and Mark Lama, Chief Operating Officer and Vice President.

2009 Stock Incentive Plan

Immediately following the Effective Time, the Surviving Corporation adopted the NationsHealth, Inc. 2009 Stock Incentive Plan (the "2009 Plan"), which provides, among other things, that the Surviving Corporation shall at all times keep reserved, 24,287,637 shares of the Surviving Corporation’s Common Stock, par value $.0001 per share (the "Surviving Corporation Common Stock"), (such number of shares to be subject to adjustment in accordance with the provisions of the 2009 Plan) to provide for the exercise of options issued pursuant to the 2009 Plan.

Stock Option Agreements

Immediately following the Effective Time, the Surviving Corporation entered into a Stock Option Agreement under the 2009 Plan with each of Glenn Parker, Lewis Stone, Timothy Fairbanks and Mark Lama pursuant to the terms and conditions of their respective employment agreement entered into with the Company on April 30, 2009, each of which became effective at the Effective Time.

Loan; Sale of Series A Preferred Stock to Mr. Fairbanks

Pursuant to that certain Employment Agreement, dated April 30, 2009, between the Company and Timothy Fairbanks ("Mr. Fairbanks"), the Company, at the Effective Time, (a) sold to Mr. Fairbanks, and Mr. Fairbanks agreed to purchase from the Company, 1,250,000 shares of the Surviving Corporation’s Series A Convertible Preferred Stock, par value $0.01 per share (collectively, the "Shares") and (b) made a loan to Mr. Fairbanks in the principal amount of $425,000, of which $150,000 shall be loaned to Mr. Fairbanks at the Effective Time, $175,000 shall be loaned to Mr. Fairbanks on or before the 30th day after the Effective Time, and $100,000 shall be loaned to Mr. Fairbanks on or before December 1, 2009, pursuant to the following terms (the "Loan"): (i) the Loan is evidenced by a promissory note; (ii) the Loan bears simple interest at 3.25% per annum; (iii) the Loan is secured by all of the shares of Surviving Corporation Common Stock and all securities exercisable or exchangeable for shares of Surviving Corporation Common Stock, including, but not limited to, the Shares and the shares of Surviving Corporation Common Stock received under Mr. Fairbanks’ Stock Option Agreement (the "Option"), owned by Mr. Fairbanks (collectively, the "Executive Shares"); (iv) in the event there is an event of default under the Loan, the Surviving Corporation’s sole recourse under the Loan shall be to take possession of a number of Executive Shares that have a value equal to the unpaid payment obligations of Mr. Fairbanks under the Loan; (v) the Loan shall be forgiven (including any accrued interest) in the event that (A) the Surviving Corporation makes dividends or other dispositions to shareholders of the Surviving Corporation such that Parent has received a two times return on its equity investment in the Surviving Corporation or (B) a sale of the Surviving Corporation occurs and the value of Parent’s equity interests at the time of such sale is equal to two times the amount of equity invested by Parent in the Surviving Corporation; (vi) Mr. Fairbanks used $150,000 of the proceeds of the Loan to purchase the Shares; (vii) no interest or principal is required to be paid under the Loan until there is a sale of the Surviving Corporation, provided, however, that in no event shall Mr. Fairbanks be required to pay more under the Loan than Mr. Fairbanks receives as cash (or other liquid consideration) for the Executive Shares in connection with such sale; and (viii) Mr. Fairbanks shall have the right to prepay the Loan at any time and shall have the right to repay the Loan by delivering all of the Executive Shares and forfeiting the remaining portion of the Option.

In connection with the sale of the Shares and the Loan, the Surviving Corporation entered into (a) the Series A Preferred Stock Purchase Agreement between the Surviving Corporation and Mr. Fairbanks; (b) the Promissory Note in the principal amount of $425,000 evidencing the Loan, and (c) the Stock Pledge Agreement between the Surviving Corporation and Mr. Fairbanks pursuant to which the Executive Shares are pledged to secure the Loan.

Mark Rachesky Indemnification Agreement

Immediately following the Effective Time, and pursuant to the terms and conditions of the MHR Waiver and Consent, the Surviving Corporation entered into an Indemnification Agreement with Mark H. Rachesky M.D., a director of the Surviving Corporation ("Dr. Rachesky"), providing Dr. Rachesky with certain indemnification rights described therein in connection with his service on the board of directors of the Surviving Corporation.

Additional Information

Additional information regarding the merger and other matters, including those described herein, is included in the Company’s Proxy Statement dated June 22, 2009.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.01 described herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.01 described herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NationsHealth, Inc.

July 29, 2009	By:	/s/ TIMOTHY FAIRBANKS

Name: TIMOTHY FAIRBANKS
Title: Chief Financial Officer